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                                                                    Exhibit 99.1


         Investor Contact:                         Investor Media:
             Shernaz Daver                         Kevin Brown
       Inktomi Corporation                         Inktomi Corporation
            (650) 653-2859                         (650) 653-2825
        sdaver@inktomi.com                         kevin@inktomi.com
        ------------------                         -----------------

                    Inktomi To Acquire WebSpective Software
                   Extends Traffic Server Software Platform
      First Integrated Solution for Web Hosting and Content Distribution

FOSTER CITY, Calif., Sept. 16, 1999 - Inktomi Corp. (NASDAQ: INKT) today announced that it has signed a definitive agreement to acquire WebSpective Software, a leading provider of content distribution and tracking software, further enhancing its leadership position as the technology supplier of Internet infrastructure to companies worldwide. The acquisition will enable Inktomi to extend its Traffic Server platform with the addition of new core technologies, providing Internet companies with the industry's first integrated software solution for content distribution, delivery and management (click here for
                                                            --------------
Inktomi product diagram).
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WebSpective will give Inktomi the ability to deliver a robust solution for the growing Web hosting marketplace, which is projected to reach $14.6 billion in 2003 (Forrester Research). Inktomi Traffic Server is already in use at Web hosting companies including Cable & Wireless, Digital Island and Exodus. In addition, the WebSpective software will provide Inktomi with key components for the enterprise marketplace, which Inktomi plans to enter later this year.

"The acquisition today brings us closer to delivering on our vision of making Traffic Server the ubiquitous software layer across the Internet," said David Peterschmidt, president and CEO of Inktomi. "We see this software layer generating new products and value-added services to provide Internet users with smarter network applications for a range of uses both today and in the future." "We are very excited to join the Inktomi team and get down to the business of developing powerful network infrastructure technologies," said Glenn D. House, Sr., president and CEO of WebSpective Software. "Both companies demonstrate synergies in technology, customer and people assets that, in combination, will create winning solutions for Internet Service Providers, Web hosters and e-commerce companies worldwide."

Inktomi will acquire 100 percent of the outstanding stock and assume all stock options of WebSpective Software in exchange for shares of Inktomi common stock, and will account for the transaction as a pooling of interests. The transaction value is approximately $106 million. Inktomi expects the deal to close in the next quarter, subject to customary closing conditions.

About WebSpective Software

WebSpective Software, founded in 1997, is a leading provider of content distribution and tracking software, enabling online businesses, Internet Service Providers and Web hosters to provide timely and consistent delivery of content and applications across the Internet. A private company,
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headquartered in Needham, Mass., WebSpective's investors include Bessemer
Venture Partners, Charles River Ventures, Cisco Systems, Inc., Fidelity Investments and Morgenthaler Ventures.

About Inktomi

Based in Foster City, Calif., Inktomi (pronounced INK tuh me), develops and markets scalable software designed for the world's largest Internet infrastructure and media companies. Inktomi's two areas of business are portal services, comprised of the search, directory and shopping engines; and network products comprised of the Traffic Server network cache and associated value-added services. Inktomi works with leading companies including America Online, British Telecommunications, CNET, Excite@Home, Intel, RealNetworks, Sun Microsystems, and Yahoo!. The company has offices in North America, Asia, and Europe. For more information, visit www.inktomi.com.

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This release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. The potential risks and uncertainties include, among others, Inktomi's limited operating history, history of losses and expectation of future losses, substantial dependence on Traffic Server, uncertainty of market acceptance, risks associated with acquisitions, substantial competition, need to attract and retain portal customers and merchants, and risks associated with the Inktomi Shopping Engine. For factors that could affect the business and financial results see "Risk Factors" contained in current report on Form 10-Q for the quarter ended June 30, 1999 filed with the Securities and Exchange Commission on August 14, 1999.

Copyright (C) 1999 INKTOMI CORPORATION. All Rights Reserved. Inktomi, the tri-colored cube logo, Scaling the Internet, and Traffic Server are trademarks or registered trademarks of INKTOMI CORPORATION

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